EXHIBIT 10.8


                        DEVELOPMENT AND SUPPLY AGREEMENT


THIS DEVELOPMENT AND SUPPLY AGREEMENT is between WESTSEC, INC. d/b/a WESTAR SECURITY SERVICES ("WESTAR") and INTERACTIVE TECHNOLOGIES, INC., a Minnesota corporation ("ITI").

WESTAR AND ITI AGREE AS FOLLOWS:

1. PURCHASE AND SALE. This Agreement governs the development by ITI, the purchases from ITI by Westar, and the sale by ITI to Westar, of various security products manufactured and/or distributed by ITI.

2. TERM. The term of this Agreement shall start on the date set forth on the signature page hereof and shall continue in full force and effect until March 1, 2000, unless otherwise terminated in accordance with PARAGRAPH 19 below. On or before September 1, 1999, the parties shall meet to discuss whether or not to extend the term of this Agreement under mutually acceptable terms and conditions.

3. PRODUCT DEVELOPMENT.

         A) ITI will use its best efforts to develop, at its own cost and expense, a custom version of ITI's hybrid security system (which is tentatively referred to as the CONCORD system) that incorporates the features set forth on EXHIBIT A attached hereto (the "WESTAR SYSTEM"). ITI anticipates that the Westar System will be available in production quantities on or about March 1, 1998. Westar acknowledges and agrees that ITI shall retain all rights to the Concord System and any and all custom features of the Westar System, including the unrestricted right to sell the Concord System and variations thereof (provided that such systems are not private labeled for Westar) in any geographic area directly to any distributor, dealer, individual or entity.

         B) Additionally, ITI will use its best efforts to incorporate into the Westar System, as soon as reasonably possible, the additional features that are set forth in the Westar RFQ dated Tuesday, April 22, 1997, and entitled "WIRELESS PRO PANEL." The parties agree that such additional features consist of (i) a pet immunity PIR; (ii) two-way wireless keypad; and (iii) two-way sounder (the "ADDITIONAL FEATURES"). Once the Additional Features are developed, the parties shall enter into good faith negotiations to agree upon acceptable pricing adjustments for the Westar System, after taking into account the cost of developing the Additional Features, the production costs of such Additional Features and market forces. ITI will also cooperate with Westar in an effort to continue to develop the Westar System, beyond the Additional Features, as needed to meet market demands.

4. PRODUCT. Westar may purchase from ITI (i) all product contained in ITI's National Account Price List, as the same is published from time to time; (ii) the ITI HOMELINK(R) Security Interface (subject to the additional terms set forth in PARAGRAPH 8 below); and (iii) upon availability, the Westar System.


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5. SOURCING. During the period beginning on the date the Westar System becomes available in production quantities and ending two (2) years thereafter, Westar shall purchase from ITI all of its requirements for wireless security equipment. Notwithstanding anything contained in this Agreement to the contrary, ITI acknowledges and agrees that Westar may purchase wireless security equipment from other vendors under the following circumstances: (i) to service or upgrade equipment already installed in the field by Westar or a third party; (ii) to meet a specific customer installation or product requirement that cannot be met by product offered by ITI; or (iii) if ITI is unable to meet Westar's demand for product or provide product meeting Westar's product specifications and competitive pricing guidelines.

6. PRIVATE LABELING. All control panels sold by ITI to Westar under this Agreement shall be private labeled with such trademarks or other designations that are owned by Westar, all in accordance with directions received by ITI from Westar. Westar shall provide ITI with a six- (6) month rolling forecast for ITI's use in forecasting private label needs, which forecast shall be non-binding except as otherwise set forth in PARAGRAPH 10 below.

7. PRICING. All prices are in U.S. dollars and F.O.B. Destination. So long as Westar has not breached any material obligation under this Agreement (subject to the notice and opportunity to cure provisions set forth in PARAGRAPH 19 below), Westar shall be entitled to purchase product from ITI at the prices set forth on EXHIBIT B attached hereto. The prices and terms for purchases afforded to Westar by ITI shall be no less favorable than the prices and/or terms afforded to any other customer of ITI, after taking into account the quantity purchased. The parties agree that the provisions of the preceding sentence are not intended, nor shall they be construed, to be applied on a component-by-component basis, rather, these provisions are to be applied after taking into account the aggregate purchases (i.e., product mix) by Westar. Should ITI offer more favorable prices and/or terms to any third party after taking into account all such factors, then the prices under this Agreement will be reduced to the lower price for comparable quantities of product purchased by Westar from the effective date of such more favorable prices to such third party.

8. ITI HOMELINK(R) SECURITY INTERFACE.

         A) Subject to the terms and upon the conditions contained in this Agreement, ITI hereby grants to Westar the non-transferable right to distribute the ITI HOMELINK(R) Security Interface on a non-exclusive basis throughout North America, and Westar hereby accepts such appointment. Westar shall use its good faith, commercially reasonable efforts to follow up on all leads from ITI and/or Prince Corporation relating to the ITI HOMELINK(R) Security Interface and to promote, market and sell the ITI HOMELINK(R) Security Interface and related ITI products within North America. Westar acknowledges that Westar is not the exclusive distributor in North America of the ITI HOMELINK(R) Security Interface and that ITI reserves to itself the unrestricted right to sell the ITI HOMELINK(R) Security Interface throughout the world, directly or indirectly, to any distributor, dealer, individual or entity. Westar agrees that, during the term of this Agreement, all new security systems installed by Westar resulting from a lead from ITI and/or Prince Corporation associated with the HOMELINK(R) Program shall be systems purchased from ITI.

         B) ITI shall actively market and promote the HOMELINK(R) system and the ITI HOMELINK(R) Security Interface and related offerings. Although Westar is not the exclusive distributor of the ITI HOMELINK(R) Security Interface, ITI agrees that Westar will be the primary responder


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         to leads received by ITI through Prince Corporation that are associated with the HOMELINK(R) Program and originate from Westar's trade area (i.e., the geographic area currently covered by Westar's company-owned branches and, provided that adequate quality control procedures and resources are devoted in such geographic areas, the geographic areas currently covered by authorized Westar Dealers that participate in Westar's authorized dealer program). As primary responder to leads received by ITI through Prince Corporation that originate from Westar's trade area, Westar will receive all leads originating from Westar's trade area, other than leads from end-users who have an existing security provider that is also an authorized ITI HOMELINK(R) Security Interface Dealer or leads from end-users who, on an unsolicited basis, express a preference for a security provider (other than Westar) that is also an authorized ITI HOMELINK(R) Security Interface Dealer. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that the second and third sentences of this SUBPARAGRAPH 8.B. do not apply to geographic areas (i) not covered by Westar's company-owned branches or Westar's authorized dealer as of the date of this Agreement; or (ii) that are subsequently abandoned by Westar. ITI and Westar shall fully cooperate with each other in developing a procedure for handling such leads. The parties acknowledge and agree that ITI's obligations under the second and third sentences of this SUBPARAGRAPH 8.B. have been made by ITI in reliance on Westar's obligations under PARAGRAPH 5 above.

         C. Westar shall have the non-transferable, non-exclusive right to use the HOMELINK(R) trademark during the term of this Agreement solely in connection with the authorized resale of the ITI HOMELINK(R) Security Interface and related ITI security control panels, subject to such other limitations placed on use of the HOMELINK(R) trademark by Prince Corporation.

         D. The remaining terms and conditions of this Agreement (except for the terms and conditions set forth in PARAGRAPH 3 above) shall govern all purchases of the ITI HOMELINK(R) Security Interface by Westar from ITI.

         E. The parties agree to meet on or about December 15, 1997, and every six (6) months thereafter during the term of this Agreement, to discuss the status of the HOMELINK(R) Program and the parties' respective obligations under this PARAGRAPH 8.

9. RESALE OF PRODUCT. Westar shall purchase product from ITI under this Agreement only for resale to ultimate end-users and/or authorized Westar Dealers operating under the Westar name ("AUTHORIZED DEALERS"). Westar shall not resell product to anyone other than a bona fide end-user and/or Authorized Dealers, and represents to ITI that Westar does not intend to purchase product from ITI with an intention to distribute such product to others for resale (other than Authorized Dealers). Subject to the provisions of SUBPARAGRAPH 8.B. above, Westar acknowledges that Westar is not the exclusive dealer of ITI for any product or geographic area and that ITI reserves to itself the unrestricted right to sell product in any geographic area, including Westar's trade area, directly to any distributor, dealer, individual or entity.

10. DEMAND FORECAST. Westar shall provide ITI each month with a six- (6) month rolling forecast of anticipated product needs (the "MONTHLY DEMAND FORECAST(S)"), which Demand Forecasts shall be non-binding except as stated below in this PARAGRAPH 10. Westar agrees that it shall be bound to purchase (i) the quantities of product set forth in the first three (3) months of the first Monthly Demand Forecast delivered under this Agreement; (ii) the quantities of product set


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forth in the third (3rd) month of each subsequent Monthly Demand Forecast delivered pursuant to this Agreement; and (iii) any unique raw materials, components or unfinished goods required to support the second three (3) months of the most current Monthly Demand Forecast. Notwithstanding anything contained herein to the contrary, Westar's obligations under the second sentence of this PARAGRAPH 10 shall survive expiration or termination of this Agreement (other than termination based upon a material breach of this contract by ITI).

11. LICENSES AND PERMITS. Westar hereby represents to ITI that Westar has and shall maintain during the term of this Agreement all governmental licenses or permits necessary in connection with Westar's business operations. ITI hereby represents to Westar that ITI has and shall maintain during the term of this Agreement all governmental licenses or permits necessary in connection with ITI's business operations.

12. PURCHASE ORDERS. All orders for product shall be considered accepted only if accepted by ITI in writing or by shipment. All orders will be subject to the terms and conditions of this Agreement.

13. PAYMENT TERMS. All amounts payable under this Agreement shall be in U.S. dollars. Subject to written credit approval, which shall be in ITI's sole and absolute discretion, payment terms will be NET 45 days. Invoices will be considered past due if not paid in full forty-five (45) days from the date of receipt by Westar. If, at any time, Westar's account balance with ITI extends beyond the date for payment specified above, ITI may, in its sole discretion, either (i) ship product to Westar on a C.O.D., C.I.A. or other advanced payment basis until the account is paid in full; or (ii) refuse to ship any product to Westar until the account is paid in full.

14. TAXES, DUTIES AND TARIFFS. All prices are exclusive of any present or future federal, state, local or other governmental taxes, duties or tariffs applicable to the sale, transportation or use of product under this Agreement, all of which taxes, duties or tariffs shall be paid by Westar.

15. SHIPMENT, TITLE AND RISK OF LOSS. All prices for product sold by ITI to Westar are F.O.B. Destination. ITI agrees to obtain insurance or otherwise cover the risk of loss in transit to Westar. Title to product and risk of loss shall transfer to Westar upon delivery of product to the various Westar destinations, at which point ITI shall be deemed to have completed good delivery to Westar, subject to ITI being able to document such delivery through properly completed shipping documents. Westar shall reimburse ITI for all transportation fees, costs and charges, including, without limitation, insurance, handling and loading charges.

16. WARRANTY. ITI extends to Westar its standard warranty, as the same may change from time to time. A copy of ITI's current standard warranty is attached hereto as EXHIBIT C. EXCEPT AS EXPRESSLY PROVIDED IN ITI's STANDARD WARRANTY, ITI MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT OR PORTION THEREOF, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ITI SHALL UNDER NO CIRCUMSTANCES BE LIABLE TO WESTAR OR ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE WHATSOEVER, EVEN IF ITI SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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17. RETURNS. Returns of product to ITI shall be made only in accordance with
ITI's standard Repair/Return Policy, as the same may change from time to time. A copy of ITI's current Repair/Return Policy is attached hereto as EXHIBIT D. Notwithstanding anything to the contrary, all freight, duty, and brokerage fees for product returns by Westar and reshipment by ITI to any geographic location other than the United States or Canada are the sole responsibility of Westar.

18. CONFIDENTIALITY; PUBLICITY. Westar agrees not to disclose the terms and conditions of this Agreement, including, but not limited to, the prices set forth on EXHIBIT B, to any third party except, and only to the extent, as required by law. Neither party will publicly announce or disclose the terms and conditions of this Agreement, or advertise or release any publicity regarding this Agreement or the existence of this Agreement, without the prior written consent of the other party.

19. TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, either party shall have the right to terminate this Agreement, in the event the other party breaches any of the covenants, agreements, representations or warranties set forth herein or fails to perform any obligation of it hereunder, by giving the other party written notice indicating its intent to terminate this Agreement together with a description of the alleged grounds for termination. This Agreement will be deemed terminated in the event the breaching party has not substantially cured the breach identified in such written notice within ten (10) working days following receipt of such notice. Notwithstanding the termination or expiration of this Agreement, each of the parties hereto shall be required to carry out any provision hereof that contemplates performance subsequent to such termination or expiration and such termination or expiration shall not affect any liability or other obligation that shall have accrued prior to termination or expiration.

20. MISCELLANEOUS.

         A) The relationship between Westar and ITI shall be that of independent contractors, and nothing contained herein shall be construed or applied to create between Westar and ITI the relationship of principal and agent, partners, joint ventures or employer and employee.

         B) No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid, binding or of any effect unless made in writing, signed by both Westar and ITI, and specifying with particularity the nature and extent of such waiver, modification or amendment.

         C) All correspondence or other notices shall be in writing and considered delivered if sent by first class mail, postage prepaid, at the address listed below:

            Interactive Technologies, Inc.      Westar Security Services
            2266 North Second Street            4221 W. John Carpenter Freeway
            North St. Paul, Minnesota  55109    Irving, Texas 75063-2924
                                                Attention:  General Counsel

         D) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         E) Except for actions by ITI to collect amounts owed to ITI by Westar pursuant to the terms and conditions of this Agreement and any purchase orders hereunder, any dispute,


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         controversy or claim arising out of or in connection with this
         Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, which arbitration shall take place at a location mutually agreeable to both parties.

21. EXCLUSIVE TERMS. This Agreement, including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between Westar and ITI and supersedes and cancels any and all other agreements, whether oral or in writing, between Westar and ITI with respect to the matters referred to herein. Any term or condition in any purchase order, confirmation or other document furnished by Westar that is in any way inconsistent with or in addition to the terms and conditions of the Agreement is hereby expressly rejected by both Westar and ITI.

Entered into on June 20, 1997.


WESTAR:                                    ITI:

WESTSEC, INC. d/b/a WESTAR SECURITY        INTERACTIVE TECHNOLOGIES, INC.
 SERVICES

By: /s/ Hal L. Jensen                      By: /s/ Thomas L. Auth
    Hal L. Jensen, VP Operations               Thomas L. Auth, President and CEO